Exhibit 14a

Consent of Independent Registered Public Accounting Firm

The Board of Trustees of
Hennessy Cornerstone Mid Cap 30 Fund:

We consent to the use of our report dated December 23, 2015 with respect to the financial statements of Hennessy Cornerstone Mid Cap 30 Fund, incorporated herein by reference and to the references to our Firm under the headings “Experts” and “Financial Highlights-Institutional Class Shares” in the combined Proxy Statement/Prospectus being filed on Form N-14.

/s/ KPMG LLP

Milwaukee, Wisconsin
June 7, 2016